UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2014

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2014, Cambium Learning Group, Inc. (the "Company") entered into a note repurchase agreement with an investor. The transaction settled on April 25, 2014, with the Company repurchasing $5 million aggregate principal amount of its outstanding 9.75% senior secured notes (the "Notes") for $5.1 million plus accrued and unpaid interest. This summary of the agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the note repurchase agreement attached hereto as exhibit 10.1 and incorporated herein by reference.

Including a previous repurchase transaction made in the open market in March 2014, the Company has repurchased $7 million aggregate principal amount of its outstanding Notes for $7.1 million plus accrued and unpaid interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 – Note Repurchase Agreement Between Cambium Learning Group, Inc. and GoldenTree Asset Management dated April 22, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

April 25, 2014	By:	/s/ Barbara Benson

Name: Barbara Benson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Note Repurchase Agreement Between Cambium Learning Group, Inc. and GoldenTree Asset Management dated April 22, 2014.